                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                STERLING BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                STERLING BANCORP
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[STERLING BANCORP LOGO]             650 FIFTH AVENUE / NEW YORK, N.Y. 10019-6108

LOUIS J. CAPPELLI
      CHAIRMAN
 & CHIEF EXECUTIVE
      OFFICER

                                                                  March 10, 2004

Dear Shareholder:

Sterling's Annual Meeting of Shareholders will be held on Thursday, April 15, 2004, at 10:00 A.M., at The University Club, One West 54th Street, New York, N.Y., 10019, and you are invited to attend.

The Company's record performance in 2003 marked the eighth consecutive year that earnings reached an all time high. Net income increased 11.1%, to a record $24.2 million, and earnings per share, on a diluted basis, was $1.53. Total assets increased to $1.8 billion. Sterling's return on average assets in 2003 was 1.52% and return on average tangible equity was 21.4%. In 2003, your Board of Directors approved cash dividends of $0.19 for each quarter, and in August 2003, approved a 5 for 4 share split, in the form of a 25% share dividend. These actions resulted in an effective increase in the annual dividend rate of 25%, and reaffirms Sterling's longstanding commitment that the Company's success be shared with its shareholders on an ongoing basis.

It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend. Proxy material for the meeting accompanies this letter. You may vote your shares by using a toll free telephone number or on the Internet (see the instructions on the accompanying proxy card) or you may sign, date and mail the proxy card in the postage paid envelope provided.

Thank you for your continued interest and support.

                                         Sincerely,

                          /s/ Louis Cappelli

                            [STERLING BANCORP LOGO]
                                STERLING BANCORP

                   650 FIFTH AVENUE, NEW YORK, NY 10019-6108

                            NOTICE OF ANNUAL MEETING

                                 APRIL 15, 2004

     The Annual Meeting of Shareholders of Sterling Bancorp will be held on Thursday, April 15, 2004, at 10:00 o'clock A.M., New York City time, at The University Club, One West 54th Street, New York, New York 10019, to consider and act upon the following matters:

          1. Election of 9 directors to serve until the next Annual Meeting of Shareholders and until their successors are elected.

          2. Amendment of the Certificate of Incorporation of Sterling Bancorp to (a) increase the number of authorized common shares of Sterling Bancorp to 65,000,000 shares from 20,000,000 shares; (b) increase the number of preferred shares of Sterling Bancorp to 2,000,000 shares from 644,389 shares and to decrease the par value of preferred shares to $1 per share from $5 per share; and (c) delete Section Three of Article Fifth of the Certificate of Incorporation.

          3. Such other matters as may properly come before the meeting or any adjournment thereof.

     The close of business on February 26, 2004 has been fixed as the record date for the meeting. Only shareholders of record at that time are entitled to notice of, and to vote, at the Annual Meeting.

                                   IMPORTANT

     WE URGE THAT YOU SIGN, DATE AND SEND IN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE, OR TO VOTE VIA THE TOLL FREE TELEPHONE NUMBER OR VIA THE INTERNET AS INSTRUCTED ON THE PROXY CARD, WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING. SENDING IN YOUR PROXY OR VOTING BY TELEPHONE OR ON THE INTERNET WILL NOT PREVENT YOU FROM VOTING YOUR SHARES PERSONALLY AT THE MEETING, SINCE YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

                       By Order of the Board of Directors

                                                    MONICA LERCHER
                                                  Corporate Secretary
March 10, 2004

                            [STERLING BANCORP LOGO]

                                STERLING BANCORP
                                650 Fifth Avenue
                           New York, N.Y. 10019-6108
                               ------------------

                                PROXY STATEMENT

                               ------------------

                                 MARCH 10, 2004

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sterling Bancorp ("Company") with respect to the Annual Meeting of Shareholders of the Company to be held on April 15, 2004. Any proxy given by a shareholder may be revoked at any time before it is voted by giving appropriate notice to the Corporate Secretary of the Company or by delivering a later dated proxy or by a vote by the shareholder in person at the Annual Meeting. Proxies in the accompanying form which are properly executed by shareholders and duly returned to the Company and not revoked will be voted for all nominees listed under "Election of Directors", for the amendment to the Company's Certificate of Incorporation and on other matters in accordance with the Board of Directors' recommendations, unless the shareholder directs otherwise. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about March 15, 2004.

     The outstanding shares of the Company at the close of business on, February 26, 2003 entitled to vote at the Annual Meeting consisted of 15,424,093 Common Shares, $1 par value ("Common Shares").

     The Common Shares are entitled to one vote for each share on all matters to be considered at the meeting and the holders of a majority of such shares, present in person or represented by proxy, constitute a quorum for the transaction of business at the Annual Meeting of Shareholders. Only shareholders of record at the close of business on February 26, 2004 are entitled to vote at the Annual Meeting.

                           1 -- ELECTION OF DIRECTORS

     Nine directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting of Shareholders to be held on April 15, 2004, to serve until the next Annual Meeting and until their respective successors have been elected. It is intended that, unless authority to vote for any nominee or all nominees is withheld by the shareholder, a properly executed and returned proxy will be voted in favor of the election as directors of the nominees named below. All nominees are members of the present Board of Directors, having been elected at the 2003 Annual Meeting of Shareholders. There is no family relationship between any of the nominees or executive officers. In the event that any of the nominees shall not be a candidate, the persons designated as proxies are authorized to substitute one or more nominees, although there is no reason to anticipate that this will occur.

     Assuming the presence of a quorum, directors are elected by a plurality of the votes cast. Abstentions and broker non-votes (arising from the absence of discretionary authority on the part of a broker-dealer to vote shares held in street name for a customer) will have no effect on the election of directors.

     The information set forth below has been furnished by the nominees:

                                                                           YEAR
      NAME, PRINCIPAL OCCUPATION FOR LAST FIVE YEARS,                    ELECTED A
      BUSINESS EXPERIENCE, DIRECTORSHIP OF THE COMPANY                   DIRECTOR
          AND OF STERLING NATIONAL BANK ("BANK"),                         OF THE
     A SUBSIDIARY OF THE COMPANY, AND OTHER INFORMATION         AGE       COMPANY
     --------------------------------------------------         ---      ---------
Robert Abrams                                                   65         1999
  Member, Stroock & Stroock & Lavan, LLP; former Attorney
  General of the State of New York; former Bronx Borough
  President

Joseph M. Adamko*                                               71         1992
  Former Managing Director, Manufacturers Hanover Trust Co.
  (now J.P. Morgan Chase & Co.)

Louis J. Cappelli*                                              73         1971
  Chairman of the Board and Chief Executive Officer of the
  Company; Chairman of the Board of the Bank

Walter Feldesman*                                               86         1975
  Counsel, Brown Raysman Millstein Felder & Steiner, LLP

Fernando Ferrer                                                 53       2002**
  President, Drum Major Institute for Public Policy, former
  Bronx Borough President

Allan F. Hershfield                                             72         1994
  President, Resources for the 21st Century; former
  President, Fashion Institute of Technology

Henry J. Humphreys                                              75         1994
  Counselor-Permanent Observer, Mission of the Sovereign
  Military Order of Malta to the United Nations; former
  Chancellor and Chief Operating Officer, American
  Association of the Sovereign Military Order of Malta

John C. Millman*                                                61         1988
  President of the Company; President and Chief Executive
  Officer of the Bank

Eugene T. Rossides*                                             76         1989
  Senior Counsel, Clifford Chance LLP; former Assistant
  Secretary, United States Treasury Department

---------------

 * Member of Executive Committee.

** Appointed at regular meeting of the Board of Director of Company held on November 21, 2002.

     Each nominee is currently a director of the Bank.

     Reference is made to "Security Ownership of Directors and Executive Officers and Certain Beneficial Owners" on page 13 for information as to the nominees' holdings of the Company's equity securities.

EXECUTIVE COMPENSATION AND RELATED MATTERS

     The following table sets forth information concerning the compensation for the Company's last three completed fiscal years with respect to its chief executive officer and the four other most highly compensated executive officers who served as such at December 31, 2003.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM COMPENSATION
                                                       ANNUAL          ----------------------------
                                                    COMPENSATION        RESTRICTED     SECURITIES      ALL OTHER
                                                --------------------      SHARE        UNDERLYING       COMPEN-
      NAME AND PRINCIPAL POSITION        YEAR   SALARY($)   BONUS($)   AWARDS($)(1)   OPTIONS(#)(2)   SATION($)(3)
      ---------------------------        ----   ---------   --------   ------------   -------------   ------------
Louis J. Cappelli                        2003     672,113   825,000                                     170,268
  Chairman of the Board and              2002     651,929   825,000     1,378,000        37,500         119,498
  Chief Executive Officer,               2001     591,961   825,000                                     113,362
  Sterling Bancorp
  Chairman of the Board,
  Sterling National Bank
John C. Millman                          2003     416,136   350,000                                      74,237
  President,                             2002     403,639   350,000       275,600        30,000          80,815
  Sterling Bancorp                       2001     372,364   350,000                                      49,779
  President and Chief Executive
  Officer,
  Sterling National Bank
John W. Tietjen                          2003     215,000    82,000                                      21,144
  Executive Vice President,              2002     207,500   100,000                      30,000          14,323
  Treasurer and Chief Financial          2001     190,000    60,000                                      13,343
    Officer,
  Sterling Bancorp
  Executive Vice President Sterling
  National Bank
John A. Aloisio                          2003     227,500    77,000                                      18,429
  Senior Vice President,                 2002     220,000    65,000                      22,500          15,696
  Sterling Bancorp                       2001     205,000    55,000                                      14,848
  Executive Vice President,
  Sterling National Bank
Howard Applebaum                         2003     175,500    77,000                                      13,796
  Senior Vice President,                 2002     169,500    65,000                      15,000          10,770
  Sterling Bancorp                       2001     154,400    40,000                                       9,158
  Executive Vice President,
  Sterling National Bank

---------------

(1) Effective February 6, 2002, Messrs. Cappelli and Millman were granted 50,000 and 10,000 Common Shares, respectively, which Common Shares are subject to restriction and as to which dividends are payable. Such restrictions lapse as to 25% of the Common Shares on the first through fourth anniversary of the effective date of the grant. As of December 31, 2003, after adjustment to reflect the five for four share split in the form of a twenty five percent share dividend in 2003, Messrs. Cappelli and Millman, respectively, owned 56,250 and 11,250 Common Shares, subject to restriction valued at $1,603,125 and $320,625.

(2) In August 2003, the Board of Directors increased the number of Common Shares underlying all previously granted options and correspondingly decreased the applicable option exercise price to reflect a five for four share split in the form of a twenty five percent share dividend declared on August 21, 2003 and paid on September 10, 2003.

(3) Represents for each executive, the term life insurance premiums paid by the Company on his behalf, and as to Mr. Cappelli, includes premiums paid by the Company for split-dollar life insurance policies insuring the joint lives of him and his spouse. This insuring of joint lives reduces the premiums paid for the coverage. Premiums paid by the Company will be refunded to the Company on termination of the split-dollar policies. The imputed income with respect to the premium for the term life insurance provided under the split-dollar policies and included in the figure for 2003 was $4,116. The value of the benefits to Mr. Cappelli of the remainder of the premiums paid by the Company on the split-dollar policies and included in the figure for 2003 was $37,822. This does not include any amount with respect to the split-dollar policies entered into in connection with Mr. Cappelli's participation in the Company's Mutual Benefit Exchange Program (see "Retirement Plans" below). As to Messrs. Millman, Tietjen, Aloisio and Applebaum, includes the value of benefits of the premiums paid by the Company on split-dollar policies insuring the life of each executive officer, in the amount of $13,907, $1,151, $2,167 and $372, respectively. Also represents for each executive, his allocable share of the Company's Employee Share Ownership Plan ("ESOP") compensation expense, and as to Messrs. Cappelli, Millman, Tietjen, Aloisio and Applebaum, $114,734, $48,873, $8,729, $5,004 and $2,190, respectively, accruing to them for 2003 under the Company's supplemental pension benefit plan (see "Retirement Plans" below) as compensation for Internal Revenue Code limitations on allocations to their ESOP accounts. These numbers have been adjusted to reflect the increased number of Common Shares issuable upon conversion of the Series D Preferred Shares as a result of the share dividend and the share split referred to in Footnote 2 above.

     Employment Contracts. The Company has agreements with Messrs. Cappelli and Millman which currently provide for terms extending until December 31, 2008 and December 31, 2006, respectively, and contain change of control provisions entitling each of them to a lump-sum cash payment in an amount equal to three times his average annual compensation during the Company's three fiscal years preceding the date of termination and the continuation of health and similar benefits for a period of 36 months following termination if he is terminated within two years of a change in control. Messrs. Cappelli and Millman each also have thirteen months after a change of control to terminate employment for any reason and receive the severance benefits. These agreements were entered into upon the recommendation of the Board's Compensation Committee in 1993, and approved by the Board of Directors, were amended and restated in 2002 and were further amended in February 2003 and February 2004. The Company also has change of control agreements with other executive officers, including Messrs. Tietjen, Aloisio and Applebaum, providing for guaranteed severance payments equal to two times the annual compensation of the officer and continuation of health and similar benefits for the applicable period if the officer is terminated within two years of a change of control. All change of control agreements provide for cash payments in amounts necessary to ensure that the payments made thereunder are not subject to reduction due to the imposition of excise taxes payable under Internal Revenue Service Code Section 4999 or any similar tax.

     Retirement Plans. In November 1984, (1) the Sterling Bancorp/Sterling National Bank Employees' Retirement Plan ("New Plan"), a defined benefit plan which covers all of their respective eligible employees, was adopted and (2) the separate defined benefit plans ("Old Plans") previously maintained by Sterling National Bank and Standard Financial Corporation (since merged into the Company) were terminated, vesting the benefits of the participants in the Old Plans for all years of credited service. The New Plan gives credit for credited service under the Old Plans but provides, in substance, for a participant's vested benefits under the Old Plans to be offset against the benefits to be provided the participant under the New Plan. Accordingly, the retirement benefits to be provided to a continuing employee can be determined simply by reference to the provisions of the New Plan.

     An employee becomes eligible for participation in the New Plan upon the attainment of age 21 and the completion of one year of service. All contributions required of the New Plan are made by the employers and no employee contributions are required or permitted.

     The Internal Revenue Code imposes limitations on the retirement benefits payable to more highly compensated employees. The Company has a Supplemental Executive Retirement Plan for designated employees ("Supplemental Plan"), which provides for supplemental retirement payments to such persons in amounts equal to the difference between retirement benefits such persons actually receive under the Company's plans and the amount which would have been received were such Internal Revenue Code limitations not in effect.

     The following table sets forth the estimated annual retirement benefits under the above plans, on a life annuity and guaranteed ten year certain basis, payable to persons in specified remuneration and years of service classifications, not subject to any offset amount.

                               PENSION PLAN TABLE

  HIGHEST
CONSECUTIVE
 FIVE YEAR
  AVERAGE                             ESTIMATED ANNUAL RETIREMENT BENEFIT AT AGE 65 FOR
COMPENSATION                               REPRESENTATIVE YEARS OF CREDITED SERVICE
  IN LAST      ------------------------------------------------------------------------------------------------
  10 YEARS        10         15         20         25         30         35         40         45         50
------------   --------   --------   --------   --------   --------   --------   --------   --------   --------
1$00,000....   $ 14,760   $ 22,140   $ 29,520   $ 36,900   $ 44,280   $ 51,660   $ 59,040   $ 66,420   $ 73,800
200,000....      29,760     44,640     59,520     74,400     89,280    104,160    119,040    133,920    148,800
300,000....      44,760     67,140     89,520    111,900    134,280    156,660    179,040    201,420    223,800
400,000....      59,760     89,640    119,520    149,400    179,280    209,160    239,040    268,920    298,800
500,000....      74,760    112,140    149,520    186,900    224,280    261,660    299,040    336,420    373,800
600,000....      89,760    134,640    179,520    224,400    269,280    314,160    359,040    403,920    448,800
700,000....     104,760    157,140    209,520    261,900    314,280    366,660    419,040    471,420    523,800
800,000....     119,760    179,640    239,520    299,400    359,280    419,160    479,040    538,920    598,800
900,000....     134,760    202,140    269,520    336,900    404,280    471,660    539,040    606,420    673,800
1,000,000..     149,760    224,640    299,520    374,400    449,280    524,160    599,040    673,920    748,800
1,100,000..     164,760    247,140    329,520    411,900    494,280    576,660    659,040    741,420    823,800

     Annual benefits are calculated on the highest consecutive five-year average compensation during the ten years preceding retirement as provided in the New Plan.

     The pensions computed under the New Plan are equal to the sum of:

          (1) 1.2% of the average compensation up to $8,000, multiplied by the number of years of credited service, plus

          (2) 1.5% of the average compensation in excess of $8,000, multiplied by the number of years of credited service.

     Average compensation under the New Plan includes salary compensation but not other types of compensation; bonus compensation for designated senior management executives is included under the Supplemental Plan as currently in effect.

     The current number of years of service credited to Messrs. Cappelli, Millman, Tietjen, Aloisio and Applebaum are 52, 27, 14, 13 and 12, respectively.

     The annual benefits shown in the above table are payable at age 65 and are based on average compensation and credited service at age 65. Participants that remain employed beyond age 65 are credited with accruals for years of service after such age. Such participants may elect to receive benefits as early as age 65 while working. Absent this election, the accrued benefit at age 65 (along with any accruals earned subsequent) are actuarially adjusted to reflect the delayed receipt of the benefit.

     In 2000, Mr. Cappelli elected to participate in the Company's Mutual Benefit Exchange Program (the "Program"), pursuant to which he relinquished his right to receive an annual retirement benefit at his then age (69 years, 6 months) of $236,516 under the Supplemental Plan (this amount represents a portion of his then accrued benefit under the defined benefit portion of the Supplemental Plan) in exchange for the Company's payment of premiums under additional split-dollar life insurance policies. Pursuant to calculations prepared for the Company by actuaries, the present value of the cost of these policies to the Company will not exceed the present value of the Supplemental Plan benefits relinquished by Mr. Cappelli under the Program.

Options

     The following table sets forth information as to options held at December 31, 2003 by each of the executive officers named in the Summary Compensation Table. No new options were granted to the executive officers during the fiscal year ended December 31, 2003.

     In order to permit option holders to retain their potential proportionate interest in the Company following a five for four share split in the form of a twenty five percent share dividend payable on September 10, 2003 the number of Common Shares underlying options previously granted under the Company's Share Incentive Plan was increased by twenty five percent and the exercise price of all such options was decreased by twenty percent. This adjustment was required to ensure that the value of the options was neither increased nor decreased on account of the share dividend.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                         NUMBER OF COMMON
                                                         SHARES UNDERLYING
                                                        UNEXERCISED OPTIONS      VALUE OF UNEXERCISED OPTIONS
                                                     -------------------------   -----------------------------
                        SHARES ACQUIRED    VALUE                      NON-                           NON-
NAME                      ON EXERCISE     REALIZED   EXERCISABLE   EXERCISABLE    EXERCISABLE     EXERCISABLE
----                    ---------------   --------   -----------   -----------   -------------   -------------
Louis J. Cappelli.....           --             --     547,964       47,659        $8,721,432      $  942,376
John C. Millman.......       12,292       $210,939     190,574       32,475        $2,961,387      $  347,528
John W. Tietjen.......        2,862       $ 46,922      65,898       71,070        $  977,793      $1,190,204
John A. Aloisio.......           --             --      65,485       69,941        $1,048,401      $1,158,739
Howard M. Applebaum...        9,527       $154,650      47,634        9,559        $  809,349      $   95,132

BOARD COMPENSATION REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee's policies applicable to the executive officers are described in the following report.

                         COMPENSATION COMMITTEE REPORT

     The policy of the Company, adopted by the Board of Directors in 1993 on the recommendation of our Committee, is:

          "Company policy should be to make a meaningful part of the compensation of executive officers be based on performance. While the relative importance of performance measures may vary from year to year in line with corporate business plans and the Committee's judgment, the measures would include, amongst other criteria, earnings, return on assets, return on equity, loan and deposit growth."

     With respect to the Company's Chairman and President, their employment agreements, as mandated by our Committee, provide for annual performance bonuses to be based on quantitative (financial) performance elements set by the Committee together with its evaluation of relevant qualitative (non-financial) performance measures. Such factors include growth of consolidated earnings, improvement of return on assets and return on equity, and growth of loans, and deposits and customer repurchase agreements. Performance was to represent meaningful growth over the appropriate base period. Given the Company's 2003 performance, total cash bonus amounts of $825,000 and $350,000, respectively, were determined for Messrs. Cappelli and Millman pursuant to the application of objective formulae containing the above criteria implemented in March 2001, under the Company's Key Executive Bonus Plan.

     After considering the Company's achievements in both interest and non-interest income resulting in higher earnings, diversification of business activities, asset and capital growth, and increased awareness in the financial markets and after evaluating the contributions made by Messrs. Cappelli and Millman and the responsibilities undertaken by them, our Committee determined that the terms of their Employment Agreements be extended to December 31, 2008 and December 31, 2006, respectively.

     The Compensation Committee currently intends for compensation paid to the Company's executive officers to be tax deductible to the Company pursuant to
Section 162(m) of the Internal Revenue Code. Section 162(m) provides that compensation paid to executive officers in excess of $1,000,000 cannot be deducted by the Company for federal income tax purposes unless, in general, the compensation is performance-based, is established by an independent committee of Directors, is objective and the plan or agreement providing for compensation has been approved in advance by the shareholders. The Compensation Committee reserves the right to pay compensation which does not satisfy the arbitrary and inflexible conditions of Section 162(m) if, in the judgment of the Compensation Committee, the benefits to the Company of the payment of such compensation outweighs the costs to the Company of failure to satisfy these conditions.

Dated:  February 18, 2004

                  WALTER FELDESMAN, CHAIR   HENRY HUMPHREYS  ALLAN F. HERSHFIELD

PERFORMANCE GRAPH

     The following graph sets forth a comparison of the percentage change in the cumulative total shareholder return on the Company's Common Shares compared to the cumulative total return on the Standard & Poor's 500 Stock Index (the "S&P 500 Index"), and the Keefe, Bruyette & Woods 50 Index ("KBW 50 Index"). The share price performance shown on the graph below is not necessarily indicative of future performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                   AMONG STERLING BANCORP, THE S&P 500 INDEX
                              AND THE KBW 50 INDEX

[COMPARISON LINE GRAPH]

--------------------------------------------------------------------------------
                        12/98     12/99     12/00     12/01     12/02     12/03
--------------------------------------------------------------------------------
 STERLING BANCORP      100.00     75.65    117.63    177.13    196.44    273.59
 S & P 500             100.00    121.04    110.02     96.95     75.52     97.18
 KBW 50                100.00     96.23    115.51    110.74    102.95    138.01

---------------
 * $100 invested on 12/31/1998 in Stock or Index. Including reinvestment of dividends.
   Fiscal year ending December 31.

MEETINGS AND ATTENDANCE OF DIRECTORS; CERTAIN COMMITTEES; CORPORATE GOVERNANCE PRACTICES; FEES

     During the year ended December 31, 2003, the Board of Directors of the Company held five regularly scheduled meetings. In addition, various committees of the Board met at regular meetings. No director attended fewer than 75% of the meetings he was required to attend.

     The Company has standing Audit, Compensation and Corporate Governance and Nominating Committees, as well as an Executive Committee.

     Audit Committee: The members of the audit committee ("Audit Committee") are Messrs. Adamko (chair), Feldesman, Humphreys and Rossides. The Audit Committee held six meetings during the year ended December 31, 2003. In carrying out its responsibilities the Audit Committee engaged independent accountants, established hiring policies for former employees of the independent accountants and established certain complaint procedures for both employees and shareholders. The Board has determined that each of the members of the Audit Committee is "independent" as that term is defined in the applicable New York Stock Exchange ("NYSE") listing standards and regulations of the Securities and Exchange Commission ("SEC") and all members are financially literate as required by the applicable NYSE listing standards. In addition the Board has determined that at least one member of the Audit Committee has the financial expertise required by the applicable NYSE listing standards and is an "Audit Committee Financial Expert" as defined by applicable standards of the SEC. The Board has designated the Audit Committee chairman, Mr. Adamko, as an Audit Committee Financial Expert.

     Compensation Committee: The members of the compensation committee ("Compensation Committee") are Mr. Feldesman (chair), Mr. Humphreys and Mr. Hershfield. The Board of Directors has determined that all members of the Compensation Committee are "independent" as that term is defined by the applicable NYSE listing standards.. The Compensation Committee reports to the Board on issues concerning executive officer compensation, including the relationship between compensation and performance and the measures of performance to be considered, and concerning the compensation and other key terms of employment agreements. (See "Compensation Committee Report" on page 6 of this Proxy Statement.) The Compensation Committee held two meetings during the year ended December 31, 2003.

     Corporate Governance and Nominating Committee: The members of the corporate governance and nominating committee ("Corporate Governance and Nominating Committee") are Messrs. Rossides (chair), Humphreys and Hershfield. The Board has determined that all of the members of the Corporate Governance and Nominating Committee are "independent" as the term is defined by the applicable NYSE listing standards. The Corporate Governance and Nominating Committee evaluates the following criteria, as set forth in the Company's Corporate Governance Guidelines, in making recommendations to the Board of Directors for director nominees:

     - Personal qualities and characteristics, accomplishments and reputation in the business community;

     - Current knowledge and contacts in the communities in which the Company does business and in the Company's industry or other industries relevant to the Company's business;

     - Ability and willingness to commit adequate time to Board and committee matters;

     - The fit of the individual's skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of the Company; and

     - Diversity of viewpoints, background experience and other demographics.

     The Committee will evaluate nominees for director, submitted by shareholders pursuant to the procedure outlined in this Proxy under the heading "2005 Annual Meeting" using the above mentioned criteria.

     The Corporate Governance and Nominating Committee held one meeting in the year ended December 31, 2003.

     Executive Committee: The members of the executive committee ("Executive Committee") are Messrs. Cappelli (chair), Millman, Adamko, Feldesman and Rossides. The Executive Committee has the authority to act on most matters that the full Board of Directors could have acted on during intervals between

Board meetings. During the fiscal year ended December 31, 2003, the Executive Committee did not meet, since there was no need for such meetings.

CORPORATE GOVERNANCE PROCEDURE

     The Board of Directors has long been committed to sound and effective corporate governance practices. Set forth below is a discussion of recent developments in the Company's corporate governance policies and procedures.

     Recent Developments. The Company's management has closely reviewed, internally and with the Board of Directors, the provisions of the Sarbanes-Oxley Act of 2002, the related rules of the SEC and the recently revised NYSE corporate governance listing standards regarding corporate governance policies and procedures. As a result of this review process, the Board of Directors made certain revisions to the charter setting forth the powers and responsibilities of the Audit Committee to reflect changes to the legal and NYSE requirements that apply to the Audit Committee. (A copy of the revised Audit Committee charter is attached as Annex A to this proxy statement.) This review process also led to adoption of charters of the Compensation Committee and the Corporate Governance and Nominating Committee. (Copies of the charters are attached as Annexes B and C, respectively to this proxy statement.) The Board continues to monitor guidance from the SEC, the NYSE and other relevant agencies regarding corporate governance procedures and policies and will continue to assess these charters to ensure full compliance with the applicable requirements.

     Director Independence. A majority of the members of the Board have historically been independent, and key committees are comprised solely of independent directors in accordance with applicable SEC and NYSE rule requirements. The Board has determined that a majority of the current directors are independent as that term is defined by applicable SEC and NYSE rules. These independent directors are:

                                 Robert Abrams
                                Joseph M. Adamko
                                Walter Feldesman
                                Fernando Ferrer
                              Allan F. Hershfield
                               Henry J. Humphreys
                               Eugene T. Rossides

     Code of Ethics. In November 2003, the Board adopted a code of ethics for the Company's Board of Directors, officers and employees in order to promote honest and ethical conduct and compliance with the laws and governmental rules and regulations to which the Company is subject. All directors, officers and employees of the Company are expected to be familiar with the code of ethics and to adhere to its principles and procedures.

     Corporate Governance and Nominating Committee. The Board formed the Corporate Governance and Nominating Committee (formerly known as the Nominating Committee) on February 20, 2003, to consider and recommend candidates for Board vacancies, actively recruit qualified candidates, review Board performance annually, monitor changes in applicable standards and developments in the corporate governance field generally, establish criteria for Board performance evaluations, and review and report to the Board of matters on corporate governance.

     Corporate Governance Guidelines. The Board adopted a comprehensive set of Corporate Governance Guidelines on November 21, 2003. These guidelines address a number of important governance issues including director independence, criteria for Board membership, dealings of the Board in executive session, expectations regarding attendance and participation in meetings, authority of the Board and committees to engage outside independent advisors as they deem appropriate, succession planning for the Chief Executive Officer and annual Board evaluation. (A copy of these guidelines is attached as Annex D to this proxy statement.)

     Procedures for Communications to the Board of Directors, Audit Committee and Non-Management Directors. The Board has adopted procedures for the Company's shareholders and other interested parties to communicate regarding (i) accounting, internal accounting controls or auditing matters to the Board's Audit

Committee and (ii) other matters to the non-management directors of the Board entitled, "Method for Interested Persons to Communicate with Non-management Directors and Audit Committee Procedures for Treatment of Complaints Regarding Accounting, Internal Accounting Controls or Auditing Matters". Communications should be made, pursuant to such procedures, to the Company's Director of Human Resources at 145 East 40th Street, New York, NY 10016 or by e-mail to HRdir.corpgov@sterlingbancorp.com. (A copy of these procedures is attached as Annex E to this proxy statement.) The Company also adopted a separate procedure for employees to confidentially communicate concerns regarding questionable accounting and audit matters on an anonymous basis.

     Copies of the Company's current corporate governance documents, including the Company's Corporate Governance Guidelines, Code of Ethics, Method for Interested Persons to Communicate with Non-management Directors as well as the current charters of the Audit, Corporate Governance and Nominating and Compensation Committees are also available on the investor relations section of the Company's website at www.sterlingbancorp.com/ir/investor.cfm. Requests by shareholders for printed versions of these documents should be made to the attention of the Corporate Secretary of the Company.

DIRECTOR FEES

     Directors who are not salaried officers receive fees for attendance at Board and committee meetings. Each eligible director receives $1,250 for attending each Board meeting, $750 for attending each committee meeting, and a $500 supplemental payment in December of each year. In 2000, non-employee directors were granted options for 3630* shares on the last day a trade was reported in June, 2000, and on the last day a trade is reported in each July from July 2001 through July 2004. Additionally, pursuant to the adoption of an automatic grant of options in 2002, non-employee directors are to be granted options for 3750* Common Shares on the last day a trade is reported in June, for each of the years 2003 through 2006. The options are nonqualified share options exercisable in four equal installments, commencing on the first anniversary of the date of grant and expiring on the fifth anniversary of such date; provided, however, that they become immediately exercisable in the event of a change in control of the Company. The exercise price is equal to 100% of the fair market value of the Common Shares on the date of grant. Upon termination of the services of a director who is not also a salaried officer, all options then exercisable may be exercised for a period of three months, except that if termination is by reason of death, the legal representative of such deceased director has six months to exercise all options regardless of whether the decedent could have exercised them. Expenses of directors incurred in traveling to Board and committee meetings are reimbursed by the Company. The Chair of the Audit Committee receives an annual stipend of $7,500 for service in such capacity in lieu of Audit Committee meeting fees.

AUDIT FEES

     The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2003 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $320,000.
---------------
     * Inclusive of adjustment for share dividends declared on Common Shares.

     The following table shows information about fees billed to the Company by KPMG.

                                                                 PERCENTAGE OF 2003
                FEES PAID BY                                     SERVICES APPROVED
                THE COMPANY                         2003         BY AUDIT COMMITTEE          2002
                ------------                  ----------------   ------------------   -------------------
                                              ($ IN THOUSANDS)                        ($ IN THOUSANDS(D))
Audit fees..................................        320                  100                  315
Audit-related fees(a).......................         41                  100                   39
Financial Information and Implementation
  fees(b)...................................          0                  N/A                    0
Tax fees(c).................................        181                  100                  278
All other fees..............................         12                    0                   22

---------------
     (a) Audit-related fees are fees in respect of internal control reviews, attest services not required by statute or regulation, due diligence and employee benefit plan audits.

     (b) Financial Information System Design and Implementation fees are in respect of professional services rendered for information system design or implementation.

     (c) Tax fees are fees in respect of tax return preparation, consultation on tax matters, tax advice relating to transactions and other tax planning and advice.

     (d) Prior year numbers have been conformed to current year presentation.

     The Audit Committee has considered whether KPMG LLP's provision of non-audit services is compatible with maintaining the auditor's independence.

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

     In accordance with the Company's Audit Committee Charter, the Audit Committee pre-approves all audit and non-audit services before the independent auditors are engaged by the Company to render such services.

                             AUDIT COMMITTEE REPORT

     The role of the Audit Committee is to assist the Board in its oversight of the Company's financial reporting process. The Board of Directors has determined that all members of the Committee are "independent," as required by applicable listing standards of The New York Stock Exchange. The Committee operates pursuant to a Charter that was originally adopted by the Board on May 18, 2000, amended on November 15, 2001, and further amended and restated on November 21, 2003. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles, and internal controls designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

     In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently modified or supplemented. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently modified or supplemented, and has discussed with the independent auditor the auditor's independence from the Company and its management. All non-audit services performed by the independent auditors must be specifically pre-approved by the Audit Committee.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not employed by the Company for accounting, financial management or internal control. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Commit-tee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles and policies, or internal control and procedures, designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with generally accepted accounting principles.

     Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee is recommending to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 to be filed with the Securities and Exchange Commission.

                        SUBMITTED BY THE AUDIT COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS

Joseph M. Adamko, Chair     Walter Feldesman     Henry J. Humphreys    Eugene T.
Rossides

Dated February 19, 2004

TRANSACTIONS WITH THE COMPANY AND OTHER MATTERS

     From time to time, officers and directors of the Company and their family members or associates have purchased or may purchase short-term notes of the Company and certificates of deposit from the Bank on the same terms available to other persons. The Bank and its mortgage subsidiary also makes loans from time to time to related interests of directors and executive officers. Such loans are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features. Mr. Feldesman is counsel to a law firm that performed services for the Company during its last fiscal year. The Board of Directors has determined that fees paid to such law firm (less than $60,000) were below the threshold for materiality and that such payment did not compromise Mr. Feldesman's independence.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of February 20, 2004, holdings of the Company's Common Shares by each present director and each of the executive officers named in the Summary Compensation Table on page 3 and by all directors and executive officers as a group. The Common Shares are traded on The New York Stock Exchange and the closing price on February 26, 2004 was $29.70 per share.

                                                               NUMBER AND
                                                               NATURE OF
                                                                 COMMON
                                                                 SHARES
                                                              BENEFICIALLY   % OF OUTSTANDING
                            NAME                                OWNED(2)      COMMON SHARES
                            ----                              ------------   ----------------
Robert Abrams...............................................      24,687            .16
Joseph M. Adamko............................................      35,488            .23
Louis J. Cappelli...........................................   1,076,194           6.73
Walter Feldesman............................................      44,051            .29
Fernando Ferrer.............................................         125              *
Allan F. Hershfield.........................................      34,034            .22
Henry J. Humphreys..........................................      36,339            .24
John C. Millman.............................................     462,998           2.97
Eugene T. Rossides..........................................      27,473            .18
John W. Tietjen.............................................     111,753            .72
John A. Aloisio.............................................     115,499            .75
Howard Applebaum............................................      65,951            .43
                                                               ---------          -----
All directors and executive officers as a group (12 in
  group)....................................................   2,034,592          12.32

---------------

* Less than .1 of 1%

     (1) For purposes of this table "beneficial ownership" is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any Common Shares that such person or group has the right to acquire within 60 days after February 20, 2004. For purposes of computing the percentage of outstanding Common Shares held by each person or group of persons named above, any shares that such person or group has the right to acquire within 60 days after February 20, 2004 are deemed outstanding but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person or group.

     (2) Each director and officer has sole voting and investment power with respect to the securities indicated above to be owned by him, except that in the case of Messrs. Millman, Tietjen, and Aloisio, shares shown as owned include 9,044; 172; and 5 Common Shares, respectively, held in profit sharing plans as to which they have power to direct the vote. The shares shown as owned include as to Messrs. Abrams, Adamko, Feldesman and Hershfield, 24,499 Common Shares; as to Mr. Humphreys 23,339 Common Shares; as to Mr. Rossides, 16,877 Common Shares; as to Messrs. Cappelli, Millman, Tietjen, Aloisio and Applebaum and all directors and executive officers as a group, 563,841; 197,394 75,050; 74,592; 43,548; and 1,092,637 Common Shares, respectively, covered by outstanding share options exercisable within 60 days and, as to Messrs. Cappelli and Millman, include 37,500 and 7,500 Common Shares, respectively, granted under the Company's Share Incentive Plan as to which they do not have sole investment power. The shares also include 5,461, 5,934, 5,435, 5,633, and 5,034 Common Shares, respectively, allocable to Messrs. Cappelli, Millman, Tietjen, Aloisio and Applebaum held by the Company's Employee Share Ownership Trust, upon which they are currently entitled to direct the vote (such Common Shares resulted from the conversion of the Company's Series D Preferred Shares).

     In addition, the shares shown as owned by Mr. Adamko include 3835 shares owned by his wife, the shares shown as owned by Mr. Cappelli include 565 Common Shares owned by his wife, the shares shown as owned by Mr. Millman include 232 shares owned by his wife and 950 shares owned by his wife's IRA, and the shares shown as owned by Mr. Aloisio include 151 shares owned by his wife, beneficial ownership of which each of them disclaims.

     The following table sets forth the persons or groups known to the Company to be the beneficial owner of more than five percent of the outstanding Common Shares based upon information provided by them to the Company as of February 20, 2004.

                                                               NUMBER AND
                                                                NATURE OF
                                                              COMMON SHARES    APPROXIMATE
                                                              BENEFICIALLY    PERCENTAGE OF
                      NAME AND ADDRESS                          OWNED (1)         CLASS
                      ----------------                        -------------   -------------
FMR Corp.,
Edward C. Johnson 3d, and Abigail P. Johnson,
Fidelity Management & Research Company......................    1,327,460(2)       8.61
82 Devonshire Street
Boston, Massachusetts 02109

Louis J. Cappelli...........................................    1,076,194(3)       6.73
650 Fifth Avenue
New York, New York 10019

Certain Barclays Bank related entities......................      915,500(4)       5.94
45 Fremont Street
San Francisco, California 94105

David L. Babson & Company Inc. .............................      849,042(5)       5.50
One Memorial Drive
Cambridge, Massachusetts 02142-1300

---------------
     (1) See Footnote 1, page 13, for definition of "beneficial ownership."

     (2) The number and nature of the Common Shares beneficially owned are set forth in a statement on Schedule 13G filed with the Securities and Exchange Commission on February 17, 2004 by FMR Corp., Edward C. Johnson 3d, and Abigail
P. Johnson. According to said schedule, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser, is the beneficial owner of 1,327,460 of the Common Shares set forth in the above table as a result of acting as investment adviser to various investment companies ("Fidelity Funds"). Fidelity states that one Fidelity Fund, Fidelity Low Priced Stock Fund, owns 1,327,460 of the Common Shares owned by Fidelity. Edward C. Johnson 3d, Chairman of FMR Corp., FMR Corp. (through its control of Fidelity), and the Fidelity Funds each has sole dispositive power with respect to 1,327,460 Common Shares, but do not have the sole power to vote or direct the voting of the Common Shares owned directly by the Fidelity Funds, which power resides with the Funds' Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Board of Trustees. Through their ownership of voting common shares of FMR Corp. and the execution of a shareholders' voting agreement with respect to FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson, and other members of the Johnson family may be deemed to form a controlling group with respect to FMR Corp.

     (3) See Footnote 2, page 13 for number and nature of the Common Shares.

     (4) The number and nature of the Common Shares beneficially owned are set forth in a statement on Schedule 13G filed with the Securities and Exchange Commission dated February 13, 2004 by certain Barclays Bank related entities. According to such schedule the reporting entities are Banks. Barclays Global Investors, NA has the sole voting power and sole dispositive power for 706,182 shares of Common Stock, Barclays Global Fund Advisors has the sole voting and sole dispositive power for 125,710 shares of Common Stock, Barclays Bank PLC has the sole voting and sole dispositive power for 4,100 shares of Common Stock and together have the power to vote or to direct the vote and the power to dispose or to direct the disposition of 835,992 shares. The shares are reported to be held in trust accounts for the economic benefit of the beneficiaries of those accounts.

     (5) The number and nature of the Common Shares beneficially owned are set forth in a statement on Schedule 13G filed with the Securities and Exchange Commission on February 12, 2004 by David L. Babson & Company Inc. ("Babson"). According to the Schedule, Babson, which is an investment advisor, states that the shares of Common Stock are owned by various of its investment advisory clients. Moreover, according to the Schedule, Babson has sole voting power for 843,442 shares of Common Stock, shared voting power for 5,600 shares of Common Stock and sole dispositive power for 849,042 shares of Common Stock.

     Except as set forth above, the Company does not know of any person that owns more than 5% of any class of the Company's voting securities.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on the review of the Forms 3, 4 and 5 furnished to the Company and certain representations made to the Company, the Company believes that there were no filing deficiencies under Section 16(a) by its directors, executive officers and 10 percent holders, except for one late report filed by Joseph M. Adamko, a director, reporting the sale of 121 shares of stock in 2003, which late filing was due to a broker error.

                   2 -- PROPOSAL TO AMEND STERLING BANCORP'S
             CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF
                   AUTHORIZED COMMON AND PREFERRED SHARES AND
                  REDUCE THE PAR VALUE OF THE PREFERRED SHARES

     A quorum of the Sterling Bancorp Board of Directors has unanimously approved and declared advisable, and recommends to the Sterling Bancorp shareholders an amendment to the Amended and Restated Certificate of Incorporation of Sterling Bancorp to increase the number of Common Shares authorized for issuance from 20,000,000 to 65,000,000 shares and increase the number of Preferred Shares authorized for issuance from 644,389 to 2,000,000 shares; to reduce the par value of the Preferred Shares from $5.00 to $1.00 per share; and delete Section Three of Article Fifth of the Certificate of Incorporation. The reduction in par value for the Preferred Shares does not affect the rights of existing or future holders of Common or Preferred shares. Sterling Bancorp Board of Directors believes that this proposal is in the best interests of Sterling Bancorp and its shareholders and recommends a vote "FOR" the proposed amendment.

     Currently, ARTICLE FOURTH, paragraph (1) of the Amended and Restated Certificate of Incorporation states:

     ARTICLE FOURTH: (1) The aggregate number of shares which the Corporation shall have authority to issue is 20,644,389 divided into 644,389 shares which are designated Preferred Shares and have a par value of $5.00 each, and 20,000,000 shares which are designated Common Shares and have a par value of $1.00 each. Of the 644,389 shares which were designated Preferred Shares, 4,389 have heretofore been designated as Convertible Preferred Shares Series B, par value $5.00 per share.

     The proposed amendment would:

     (A) revise ARTICLE FOURTH, paragraph (1) of the Amended and Restated Certificate of Incorporation to state:

     ARTICLE FOURTH: (1) The aggregate number of shares which the Corporation shall have authority to issue is 67,000,000 divided into 2,000,000 Preferred Shares of the par value of $1.00 per share, and 65,000,000 Common Shares of the par value of $1.00 per share.

     (B) delete Section Three of Article Fifth relating to Convertible Preferred Shares, Series B, all of which have been retired and cancelled.

     On February 26, 2004 the Company, acting pursuant to the amending authority given to the Board by the Business Corporation Law of New York amended its Certificate of Incorporation to delete Section Four of Article Fifth, relating to the designation of Preferred Shares, Series C, none of which have ever been issued, and by deleting Section Five of Article Fifth, relating to the designation of ESOP convertible Preferred Shares, Series D, all of which were retired in February 2004 upon their conversion into Common Shares pursuant to the Company's ESOP Plan.

VOTE REQUIRED

     Approval of the proposal requires the affirmative vote of a majority of holders of Common Shares outstanding and entitled to vote at the annual shareholders meeting. Abstentions and broker non-votes (arising from the absence of discretionary authority on the part of a broker dealer to vote shares held in street name for the customer) will have no effect on the approval of the proposal.

PURPOSE AND EFFECT OF THE AMENDMENT

     As of February 26, 2004, Sterling Bancorp had 15,424,093 outstanding Common Shares, 1,314,895 Common Shares held in Treasury, and 2,390,047 Common Shares reserved for issuance to directors and employees under various compensation and benefits plans, with the remaining 870,965 Common Shares being authorized, unissued, and unreserved shares available for other corporate purposes. There were no Preferred Shares outstanding as of the record date.

     The Board of Directors considered the proposed increase in the number of authorized shares desirable to give the Board the necessary flexibility to issue Common or Preferred Shares in connection with share dividends, share splits, mergers, acquisitions, financing corporate activities, employee benefits and for other general corporate purposes. Without an increase in the number of authorized shares, the number of available shares for issuance may be insufficient to consummate one or more of the above transactions or purposes. Sterling Bancorp currently does not have any plans to issue or reserve additional Common or Preferred Shares,

     Increasing the number of Common Shares that Sterling Bancorp is authorized to issue would give Sterling Bancorp additional flexibility with respect to future share splits and share dividends. On four occasions, Sterling Bancorp has paid a share dividend and on one occasion Sterling Bancorp has effected a share split in the form of a share dividend. The last such action was a share split, in the form of a 25% share dividend payable on September 10, 2003.

     Approving an increase in the number of authorized shares at this time would enable Sterling Bancorp to take advantage of market conditions and favorable opportunities at the time they occur, without the expenses and delay incidental to obtaining shareholder approval of an amendment to the Amended and Restated Certificate of Incorporation increasing the number of authorized shares, except as may be required by applicable law for a particular issuance. As a result, the Board is proposing an amendment to the Amended and Restated Certificate of Incorporation to increase the number of authorized Common Shares from 20,000,000 to 65,000,000, which would increase the authorized, unissued, and unreserved Common Shares available for issuance from 870,965 to 45,870,965 shares. Authorized unissued and unreserved Common Shares may be issued from time to time for any proper purpose without further action of the shareholders, except as may be required by the Amended and Restated Certificate of Incorporation, applicable law, or the listing requirements for the NYSE, on which the Common Shares are listed.

     Each Common Share authorized for issuance would have the same rights and is identical in all respects with each other Common Share. The newly authorized Common Shares will not affect the rights, such as voting and liquidation rights of the existing Common Shares currently outstanding. Under the Amended and Restated Certificate of Incorporation, Sterling Bancorp's shareholders do not have pre-emptive rights. Therefore, should the Board of Directors elect to issue additional Common Shares, existing shareholders would not have any preferential rights to purchase those shares and such issuance could have a dilutive effect on earnings per share, book value per share, and the voting power and shareholdings of current shareholders, depending on the particular circumstances in which the additional Common Shares are issued. The Board of Directors does not intend to issue any additional Common Shares except on terms that it deems to be in the best interests of Sterling Bancorp and its shareholders. Sterling Bancorp has no plans to issue newly authorized Common Shares.

     The ability of the Board of Directors to issue additional Common and Preferred Shares without shareholder approval may be deemed to have an anti-takeover effect because the Board of Directors could issue unissued and unreserved Common or Preferred Shares in circumstances that may have the effect of deterring takeover bids by making a potential acquisition more expensive, or otherwise thwarting or complicating efforts of a third party to attempt to gain control of the Company. Newly authorized Common shares, when issued, would have attached to them one right issued pursuant to the Shareholder Protection Rights Agreement, dated as May 21, 1998, between Sterling Bancorp and its rights agent, referred to as the Rights Agreement. Each right entitles the holder to purchase one one-hundredth of a share of Sterling Bancorp's participating Preferred Shares at an exercise price of $100, subject to adjustment, upon the occurrence of certain specified events as described in the Rights Agreement. Authorized unissued and unreserved shares of Preferred Shares may be issued from time to time for any proper purpose without further action of the shareholders, except as may be required by the Amended and Restated Certificate of Incorporation, applicable law, or the listing requirements of the NYSE.

     One of the reasons the Board is recommending an increase in the number of authorized Preferred Shares is to ensure the Company has a sufficient number of such shares to accommodate the possible exercise by Common Shareholders of their right to Preferred Shares under the Rights Agreement. The necessary number may now be higher after taking into account the possible increase in the number of outstanding Common Shares in the future as contemplated by the increase from 20,000,000 to 65,000,000 authorized Common Shares. The increase in authorized Preferred Shares is also intended to provide the Company with additional flexibility and capacity to issue Preferred Shares for capital structure, financing and other general corporate purposes if Preferred Shares are issued pursuant to the Rights Agreement.

     Under the Business Corporation Law of New York, the Board has the authority to issue any class of Preferred Shares in such series that, when issued, shall be designated in the Certificate of Incorporation with such relative rights, preferences, including as to dividends and liquidation preference, and limitations to distinguish them from the shares of all other series.

     If the amendment to the Certificate of Incorporation is approved, the Board would, therefore, be permitted, without further shareholder authorization, to issue Preferred Shares in one or more series and to fix the terms and provisions of each series, including dividend rights and preferences, conversion rights, voting rights, redemption rights and rights on liquidation, including preferences over Common Shares. The issuance of any series of Preferred Shares under certain circumstances could adversely affect the voting power or other rights of the holders of Common Shares, and, under certain circumstances, as discussed above, be used as a means of discouraging, delaying or preventing a change in control of the Company. No commitment to issue any Preferred Shares has been made by the Company.

     If the proposed amendment is adopted, it will become effective upon filing of a Certificate of Amendment to Sterling Bancorp's Amended and Restated Certificate of Incorporation with the Secretary of State of New York. However, if Sterling Bancorp's shareholders approve the proposed amendment, the Board retains discretion under New York law not to implement the proposed amendment. If the Board were to exercise such discretion, the number of authorized shares would remain at current levels.

                                    GENERAL

2005 ANNUAL MEETING

     Any shareholder who may desire to submit under the Securities and Exchange Commission's shareholder proposal rule (Rule 14a-8) a proposal for inclusion in the Company's proxy and proxy statement for the 2005 Annual Meeting of Shareholders currently scheduled to be held on April 21, 2005, must present such proposal in writing to the Company at 650 Fifth Avenue, New York, New York 10019-6108, Attention: Monica Lercher, Corporate Secretary, not later than the close of business on November 14, 2004. Under the Company's Bylaws, any shareholder who desires to submit a proposal outside of the process provided by the Securities and Exchange Commission's shareholder proposal rule (Rule 14a-8) or desires to nominate a director at the 2005 Annual Meeting of Shareholders must provide timely notice thereof in the manner and form required by the Company's Bylaws by February 21, 2005 (but not before January 21, 2005). If the date of the 2005 Annual Meeting should change, such deadline would also change.

OTHER

     Management knows of no other business to be presented to the Annual Meeting of Shareholders, but if any other matters are properly presented to the meeting or any adjournments thereof, the persons named in the proxies will vote upon them in accordance with their best judgment.

     The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by personal interview, telephone or telegram. The Company reimburses brokerage houses, custodians, nominees and fiduciaries for their expenses in forwarding proxies and proxy material to their principals. The Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies, which firm will, by agreement, receive compensation of $3,500, plus expenses, for these services.

     The Annual Report to Shareholders (which is not a part of the proxy soliciting material) for the fiscal year ended December 31, 2003 accompanies this Notice and Proxy Statement.

     THE COMPANY FILES WITH THE SECURITIES AND EXCHANGE COMMISSION AN ANNUAL REPORT ON FORM 10-K. A COPY OF THE REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE FURNISHED, WITHOUT CHARGE, TO ANY SHAREHOLDER SENDING A WRITTEN REQUEST THEREFOR TO JOHN W. TIETJEN, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, STERLING BANCORP, 650 FIFTH AVENUE, NEW YORK, NY 10019-6108.

                                          STERLING BANCORP

Dated: March 10, 2004

                                                                         ANNEX A

                                STERLING BANCORP
                            AUDIT COMMITTEE CHARTER

     I. Purpose of the Audit Committee: The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board) of Sterling Bancorp (the "Company") is to:

          1. assist Board oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditors' qualifications and independence, and (iv) the performance of the independent auditors and the Company's internal audit function; and

          2. prepare the report required to be prepared by the Audit Committee pursuant to the rules of the Securities and Exchange Commission ("SEC") for inclusion in the Company's annual proxy statement to shareholders.

     The function of the Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company's annual financial statements and Form 10-K, reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

     The independent auditors shall submit to the Committee annually a formal written statement (the "Auditors' Statement") describing: (i) the auditors' internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (iii) (to assess the auditors' independence) all relationships between the independent auditors and the Company, including each non-audit service provided to the Company and the matters set forth in Independence Standards Board Standard No. 1.

     The independent auditors shall submit to the Committee annually a formal written statement of the fees billed to the Company in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements;
(ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company's financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent auditors, in the aggregate and by each service.

     II. Committee Membership: The Committee shall be comprised of at least three directors, each of whom the Board has determined has no material relationship with the Company and each of whom is otherwise "independent" under the rules of the New York Stock Exchange, Inc., and the Sarbanes-Oxley Act of 2002 and rules promulgated thereunder. The Board shall determine that each Committee member is "financially literate," and that at least one member of the Committee has "accounting or related financial management expertise," as such qualifications are interpreted by the Board of Directors in its business judgment, and whether any member is an "audit committee financial expert," as defined by the SEC. The SEC rules require disclosure of whether the Company has an audit committee financial expert serving on its audit committee in its annual report in accordance with applicable regulations. If the Board has determined that a member of the Committee is an audit committee financial expert, it may presume that such member has accounting or related financial management expertise.

     No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee, and discloses this determination in the Company's annual proxy statement. No member of the Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company other than (i) director's fees, which may be received in cash, share options or other in-kind consideration ordinarily available to directors; (ii) a pension or other deferred compensation for prior service that is not contingent on future service; and (iii) any other regular benefits that other directors receive.

     Members shall be appointed by the Board, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine. Members shall have such knowledge, ability and experience as the Board considers appropriate for the effective discharge of the Audit Committee's duties and responsibilities.

     III. Committee Structure and Operations: The Board shall designate one member of the Committee as its chairperson. In the event of a tie vote on any issue, the chairperson's vote shall decide the issue. The Committee shall meet periodically, as required to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Committee shall meet separately with management, the chief auditor of the internal auditing department and the independent auditors to discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Members of the Committee may participate in a meeting of the Committee by conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     IV. Duties and Powers of the Committee: To carry out its purposes, the Committee shall have the following duties and powers:

          1.  with respect to the independent auditors,

             (i) to be directly responsible for the appointment, retention, compensation and oversight of the work of the independent auditors (including the resolution of disagreements between management and independent auditors regarding financial reporting) who shall report directly to the Committee;

             (ii) to be directly responsible for the appointment, retention, compensation and oversight of the work of any public accounting firm, other than the independent auditors, engaged to perform audit, review or attestation services for the Company, which firm shall report directly to the Committee.

             (iii) to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors;

             (iv) to ensure that the independent auditors prepare and deliver annually an Auditors' Statement (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Company's independent auditors;

             (v) to obtain from the independent auditors in connection with any audit a timely report relating to the Company's annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any "management" letter or schedule of unadjusted differences;

             (vi) to review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors assigned to the Company's account;

             (vii) to discuss with management the timing and process for implementing the rotation of the lead audit partner assigned to Company's account, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself;

             (viii) to take into account the opinions of management and the Company's internal auditors in assessing the independent auditors' qualifications, performance and independence; and

             (ix) to instruct the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders;

          2.  with respect to the internal auditing department,

             (i) to review the appointment and any replacements of the chief auditor of the internal auditing department; and

             (ii) to advise the chief auditor of the internal auditing department that he or she is expected to provide to the Committee summaries of and, as appropriate, complete copies of the significant reports to management prepared by the internal auditing department and management's responses thereto;

          3. with respect to financial reporting principles and policies and internal audit controls and procedures,

             (i) to advise management, the internal auditing department and the independent auditors that they are expected to provide to the Committee a timely analysis of significant financial reporting issues and practices;

             (ii) to consider any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section 380), as it may be modified or supplemented, including reports and communications related to:

           - deficiencies noted in the audit in the design or operation of internal controls;

           -  consideration of fraud in a financial statement audit;

           -  detection of illegal acts;

           - the independent auditors' responsibility under generally accepted auditing standards;

           -  any restrictions on audit scope;

           -  significant accounting policies;

           - significant issues discussed with the national office of the independent auditors respecting auditing or accounting issues presented by the engagement;

           -  management judgments and accounting estimates;

           - any accounting adjustments arising from the audit that were noted or proposed by the auditors but were passed (as immaterial or otherwise);

           - the responsibility of the independent auditors for other information in documents containing audited financial statements;

           -  disagreements with management;

           -  consultation by management with other accountants;

           - major issues discussed with management prior to retention of the independent auditors;

           -  difficulties encountered with management in performing the audit;

           - the independent auditors' judgments about the quality of the entity's accounting principles;

           - reviews of interim financial information conducted by the independent auditors; and

           - the responsibilities, budget and staffing of the Company's internal audit function;

             (iii) to meet with management, the independent auditors and the chief auditor of the internal auditing department:

           -  to discuss the scope of the annual audit;

           - to discuss the annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations";

           - to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal auditing department or the independent auditors, relating to the Company's financial statements;

           - to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

           - to discuss any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Company;

           - to review the form of opinion the independent auditors propose to render to the Board of Directors and shareholders; and

           - to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

             (iv) to inquire of the Company's chief executive officer and chief financial officer as to the existence of any significant deficiencies in the design or operation of internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data, any material weaknesses in internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls;

             (v) to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company's exposure to risk, and to discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

             (vi) to obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

             (vii) to discuss with appropriate Company personnel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company's business, or compliance policies, including material notices to or inquiries received from governmental agencies;

             (viii) to discuss and review the type and presentation of information to be included in earnings press releases;

             (ix) to discuss the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies;

             (x) to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

             (xi) to consider any reports submitted to it concerning material violations of applicable securities laws, material breaches of fiduciary duty or similar material violations of any law by the Company or by any director, officer, employee, or agent of the Company and determine what action or response is necessary or appropriate;

             (xii) to interpret and apply the Sterling Bancorp Code of Business Conduct and Ethics to specific situations in which questions are presented to it and to take all action it considers appropriate to investigate any violations reported to it; and

             (xiii) to establish hiring policies for employees or former employees of the independent auditors;

          4.  with respect to reporting and recommendations,

             (i) to prepare any report or other disclosures, including any recommendation of the Committee, required by the rules of the SEC to be included in the Company's annual proxy statement;

             (ii) to review this Charter at least annually and recommend any changes to the full Board of Directors;

             (iii) to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate; and

             (iv) to prepare and review with the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this Charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

     V. Delegation to Subcommittee. The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. The Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Committee at its next scheduled meeting.

     VI. Resources and Authority of the Committee: The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management.

                                                                         ANNEX B

                                STERLING BANCORP
                         COMPENSATION COMMITTEE CHARTER

Purpose of Committee

     The purpose of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Sterling Bancorp (the "Company") is to evaluate the performance and determine the compensation of the Company's Chief Executive Officer ("CEO") and President, to make recommendations to the Board with respect to the Company's compensation philosophy and programs and to produce an annual report on executive compensation for inclusion in the Company's proxy statement, in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC").

Committee Membership

     The Committee shall consist solely of three or more members of the Board, each of whom the Board has determined has no material relationship with the Company and each of whom is otherwise "independent" under the rules of the New York Stock Exchange, Inc.

     Members shall be appointed by the Board, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

Committee Structure and Operations

     The Board shall designate one member of the Committee as its chairperson. In the event of a tie vote on any issue, the chairperson's vote shall decide the issue. The Committee shall meet periodically, but at least once a year at a time and place determined by the Committee chairperson. Any further meetings or actions to be taken by unanimous written consent, shall occur, when deemed necessary or desirable by the Committee or its chairperson.

     The Committee may invite such members of management to its meetings, as it may deem desirable or appropriate, consistent with the maintenance of the confidentiality of compensation discussions. The CEO and/or President should not attend any meeting where the CEO's and/or President's performance or compensation are discussed, unless specifically invited by the Committee.

Committee Duties and Responsibilities

     The following are the duties and responsibilities of the Committee:

          1. Make recommendations to the Board regarding the Company's general compensation philosophy with respect to the CEO and the President, and oversee the development and implementation of compensation programs.

          2. Establish, review and approve corporate goals and objectives relevant to the compensation of the CEO and the President, evaluate the performance of the CEO and the President in light of those goals and objectives, and have the authority either as a Committee or together with the other independent directors (as directed by the Board) to determine the CEO's and the President's compensation level based on this evaluation. In determining the long-term incentive component of CEO and the President compensation, the Committee shall consider, among other factors, the Company's performance and relative shareholder return, the value of similar incentive awards to CEOs and Presidents at comparable companies, and the awards given to the CEO and the President in past years.

          3. Approve any new equity compensation plan or any material change to an existing plan where shareholder approval has not been obtained, make recommendations to the Board with respect to compensation programs applicable to senior management of the Company, the Company's incentive compensation plans and equity-based plans, oversee the activities of the individuals and committees responsible for administering these plans, and discharge any responsibilities imposed on the Committee by any of these plans.

          4. In consultation with management, oversee regulatory compliance with respect to compensation matters, including overseeing the Company's policies on structuring compensation programs to preserve tax deductibility, and, as and when required, establishing performance goals and certifying that performance goals have been attained for purposes of
     Section 162(m) of the Internal Revenue Code.

          5. Review and approve any compensation programs applicable to, and severance or similar termination payments proposed to be made to, any current or former CEO or President of the Company.

          6. Prepare and issue the evaluations and reports required under "Committee Reports" below.

          7. Any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the Company's compensation programs.

Delegation to Subcommittee

     The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. In particular, the Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Committee who are (i) "Non-Employee Directors" for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as in effect from time to time, and (ii) "outside directors" for the purposes of Section 162(m) of the Internal Revenue Code, as in effect from time to time.

Committee Reports

     The Committee shall produce the following reports and provide them to the
Board:

          1. An annual Report of the Compensation Committee on Executive Compensation for inclusion in the Company's annual proxy statement in accordance with applicable SEC rules and regulations.

          2. An annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this charter. The performance evaluation should also recommend to the Board any improvements to this charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

          3. A summary of the actions taken at each Committee meeting, which shall be presented to the Board at a subsequent Board meeting.

Resources and Authority of the Committee

     The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, as it deems appropriate, without seeking approval of the Board or management.

                                                                         ANNEX C

                                STERLING BANCORP
                            CORPORATE GOVERNANCE AND
                          NOMINATING COMMITTEE CHARTER

Purpose of Committee

     The purpose of the Corporate Governance and Nominating Committee (the "Committee") of the Board of Directors (the "Board") of Sterling Bancorp (the "Company") is to identify and recommend individuals to the Board for nomination as members of the Board and to develop and recommend to the Board a set of corporate governance principles applicable to the Company. The Committee shall report to the Board not less than once a year.

Committee Membership

     The Committee shall consist solely of three or more members of the Board, each of whom the Board has determined has no material relationship with the Company and each of whom is otherwise "independent" under the rules of the New York Stock Exchange, Inc.

     The members of the Committee shall be appointed by the Board and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

Committee Structure and Operations

     The Board shall designate one member of the Committee as its chairperson. In the event of a tie vote on any issue, the chairperson's vote shall decide the issue. The Committee shall meet periodically and not less than once a year at a time and place determined by the Committee chairperson, with any further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson.

Committee Duties and Responsibilities

     The following are the duties and responsibilities of the Committee:

          1. Make recommendations to the Board from time to time as to changes that the Committee believes to be desirable to the size of the Board.

          2. Identify individuals believed to be qualified to become Board members, and to recommend to the Board the nominees to stand for election as directors at the annual meeting of shareholders or, if applicable, at a special meeting of shareholders. In the case of a vacancy in the office of a director (including a vacancy created by an increase in the size of the Board), the Committee shall recommend to the Board an individual to fill such vacancy either through appointment by the Board or through election by shareholders. In nominating candidates, the Committee shall take into consideration such factors as it deems appropriate, consistent with criteria approved by the Board, which is set forth in the Company's Corporate Governance Guidelines. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board.

          3. Establish procedures for the Committee to exercise oversight of the evaluation of the Board and management.

          4. Develop and recommend to the Board a set of corporate governance principles applicable to the Company, and to review those principles at least once a year.

          5. Prepare and issue the evaluation required under "Performance Evaluation" below.

          6. As required, assist management in the preparation of the disclosure in the Company's annual proxy statement regarding the operations of the Committee.

          7. Any other duties or responsibilities expressly delegated to the Committee by the Board, from time to time, relating to the nomination of Board members.

Delegation to Subcommittee

     The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

Performance Evaluation

     The Committee shall produce and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this charter. The performance evaluation shall also recommend to the Board any improvements to the Committee's charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

Resources and Authority of the Committee

     The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of outside advisors, as it deems appropriate.

                                                                         ANNEX D

                                STERLING BANCORP

                        CORPORATE GOVERNANCE GUIDELINES

I.  INTRODUCTION

     The Board of Directors of Sterling Bancorp (the "Company"), acting on the recommendation of its Corporate Governance and Nominating Committee, has developed and adopted a set of corporate governance principles (the "Guidelines") to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should perform its functions. These Guidelines are designed with the Company's current business operations, ownership, capital structure, and economic conditions in mind and will continue to evolve with changing circumstances.

II.  BOARD COMPOSITION

     The composition of the Board should balance the following goals:

          The size of the Board should facilitate substantive discussions of the whole Board in which each director can participate meaningfully;

          The composition of the Board should encompass a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Company's business;

          A majority of the Board shall consist of directors whom the Board has determined have no material relationship with the Company and who are otherwise "independent" under the rules of the New York Stock Exchange, Inc.

III.  SELECTION OF CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

     The Board selects its Chairman and the Company's Chief Executive Officer ("CEO"). It is the policy of the Company that the positions of Chairman and CEO be held by the same person, except in unusual circumstances.

IV.  SELECTION OF DIRECTORS

     Nominations. The Company's Corporate Governance and Nominating Committee is responsible for recommending to the Board a slate of directors or one or more nominees to fill vacancies occurring between annual meetings of shareholders. The Board is responsible for selecting the nominees for election to the Company's Board of Directors at the annual shareholder's meeting, and for making appointments to fill vacancies, which may occur on the Board between annual shareholder meetings.

     Criteria. The Board should, based on the recommendation of the Corporate Governance and Nominating Committee, select nominees for the position of director considering the following criteria:

          Personal qualities and characteristics, accomplishments and reputation in the business community;

          Current knowledge and contacts in the communities in which the Company does business and in the Company's industry or other industries relevant to the Company's business;

          Ability and willingness to commit adequate time to Board and committee matters;

          The fit of the individual's skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; and

          Diversity of viewpoints, background, experience and other demographics.

     Invitation. The invitation to join the Board should be extended by the Board itself via the Chairman of the Board and CEO of the Company.

     Orientation and Continuing Education. Management, working with the Board, will provide an orientation process for new directors, including background material on the Company, its business plan and its risk profile, and meetings with senior management. Periodically, management should prepare additional educational sessions for directors on matters relevant to the Company, its business plan and risk profile.

V.  ELECTION TERM

     The Board does not believe that arbitrary term limits are appropriate.

VI.  RETIREMENT OF DIRECTORS

     The Board does not believe it should establish a mandatory retirement age.

VII.  BOARD MEETINGS

     The Board currently plans at least four meetings each year, with further meetings to occur (or action to be taken by unanimous consent) at the discretion of the Board. The meetings will usually consist of committee meetings and the Board meeting.

     The agenda for each Board meeting will be set by the Chairman and prepared by the Corporate Secretary or other designated officer. Management will seek to provide to all directors an agenda and appropriate materials in advance of meetings, although the Board recognizes that this will not always be consistent with the timing of transactions and the operations of the business and that in certain cases it may not be possible.

     Materials presented to the Board or its committees should provide the desired information needed for the directors to make an informed judgment.

VIII.  EXECUTIVE SESSIONS

     To ensure free and open discussion and communication among the non-management directors of the Board, the non-management directors will meet in executive sessions periodically, with no members of management present. The non-management directors shall designate the director who will preside at the executive sessions.

IX.  THE COMMITTEES OF THE BOARD

     The Company shall have at least the committees required by the rules of the New York Stock Exchange, Inc., which committees are the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Each of these three committees must have a written charter satisfying the rules of the New York Stock Exchange, Inc.

     All directors, whether members of a committee or not, are invited to make suggestions to a committee chair for additions to the agenda of his or her committee or to request that an item from a committee agenda be considered by the Board. Each committee chair will give a periodic report of his or her committee's activities to the Board.

     Each of the Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee shall be composed of at least three directors whom the Board has determined have no material relationship with the Company and who are otherwise "independent" under the rules of the New York Stock Exchange, Inc. A director may serve on more than one committee for which he or she qualifies.

X.  MANAGEMENT SUCCESSION

     At least annually, the Board shall review and concur in a succession plan, developed by management, addressing the policies and principles for selecting a successor to the CEO, both in an emergency situation and in the ordinary course of business. The succession plan should include an assessment of the experience, performance, skills and planned career paths for possible successors to the CEO.

XI.  EXECUTIVE COMPENSATION

     The Board, acting through or with the Compensation Committee, evaluates and approves the proposals for overall compensation policies applicable to each of the CEO and the President, evaluates the performance of each of the CEO and the President and the Company against the Company's goals and objectives, and approves the compensation level of each of the CEO and the President.

XII.  BOARD COMPENSATION

     The Board should review at least once every three years the components and amount of Board compensation in relation to other similarly situated companies. Board compensation should be consistent with market practices but should not be set at a level that would call into question the Board's objectivity.

XIII.  EXPECTATIONS OF DIRECTORS

     The business and affairs of the Company shall be managed by or under the direction of the Board in accordance with New York law. In performing their duties, the primary responsibility of the directors is to exercise their business judgment in the best interests of the Company. The Board has developed a number of specific expectations of directors to promote the discharge of this responsibility and the efficient conduct of the Board's business.

     1. Commitment and Attendance. All independent and management directors should make every effort to attend meetings of the Board and meetings of committees of which they are members.

     2. Participation in Meetings. Each director should be sufficiently familiar with the business of the Company, including its financial statements and capital structure, and the risks and competition it faces, to facilitate active and effective participation in the deliberations of the Board and of each committee on which he or she serves. Upon request, management will make appropriate personnel available to answer any questions a director may have about any aspect of the Company's business. Directors should also review the materials provided by management and advisors in advance of the meetings of the Board and its committees and should arrive prepared to discuss the issues presented.

     3. Loyalty and Ethics. In their roles as directors, all directors owe a duty of loyalty to the Company. This duty of loyalty mandates that the best interests of the Company take precedence over any interests possessed by a director.

     The Company has adopted a Code of Business Conduct and Ethics, including a compliance program to enforce the Code. Certain portions of the Code deal with activities of directors, particularly with respect to transactions in the securities of the Company, potential conflicts of interest, the taking of corporate opportunities for personal use, and competing with the Company. Directors should be familiar with the Code's provisions in these areas and should consult with the Company's counsel in the event of any issues.

     4. Other Directorships. The Company values the experience directors bring from other boards on which they serve, but recognizes that those boards may also present demands on a director's time and availability and may present conflicts or legal issues. Directors should advise the Chair of the Corporate Governance and Nominating Committee and the CEO before accepting membership on other boards of directors or other significant commitments involving affiliation with other businesses or governmental units.

     5. Contact with Management. All directors are invited to contact the CEO at any time to discuss any aspect of the Company's business. Directors also have complete access to other members of management. The Board expects that there will be frequent opportunities for directors to meet with the CEO and other members of management in Board and committee meetings and in other formal or informal settings.

     Further, the Board encourages management to, from time to time, bring managers into Board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement and substantial knowledge in those areas, and/or (b) are managers with future potential that the senior management believes should be given exposure to the Board.

     6. Contact with Other Constituencies. It is important that the Company speak to employees and outside constituencies with a single voice, and that management serve as the primary spokesperson.

     7. Confidentiality. The proceedings and deliberations of the Board and its committees are confidential. Each director shall maintain the confidentiality of information received in connection with his or her service as a director.

XIV.  EVALUATING BOARD PERFORMANCE

     The Board, acting through the Corporate Governance and Nominating Committee, should conduct a self-evaluation at least annually to determine whether it is functioning effectively. The Corporate Governance and Nominating Committee should periodically consider the mix of skills and experience that directors bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively.

     Each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee should conduct a self-evaluation at least annually and report the results to the Board. Each committee's evaluation must compare the performance of the committee with the requirements of its written charter. The Board should evaluate at least annually each of its other committees to determine whether they are functioning effectively.

XV.  RELIANCE ON MANAGEMENT AND OUTSIDE ADVICE

     In performing its functions, the Board is entitled to rely on the advice, reports and opinions of management, counsel, accountants, auditors and other expert advisors. The Board shall have the authority to retain and approve the fees and retention terms of its outside advisors.

                                                                         ANNEX E

                                STERLING BANCORP

   METHOD FOR INTERESTED PARTIES TO COMMUNICATE WITH NON-MANAGEMENT DIRECTORS
      AND AUDIT COMMITTEE PROCEDURES FOR TREATMENT OF COMPLAINTS REGARDING
          ACCOUNTING, INTERNAL ACCOUNTING CONTROLS OR AUDITING MATTERS

     Sterling Bancorp (with its subsidiaries, the "Company") has adopted the following procedures for interested parties to communicate with the non-management directors of Sterling Bancorp (the "Non-management Directors") and for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

     All communications with the Non-management Directors ("Communications") and all complaints regarding accounting, internal accounting controls or auditing matters ("Complaints") may be submitted to the Director of Human Resources (the "HR Director") at Sterling Bancorp, 145 East 40th Street, New York, New York 10016 or by e-mail to HRdir.corpgov@sterlingbancorp.com. The HR Director will review such Communications and Complaints and may investigate any matters brought to his or her attention, making appropriate use of internal staff and external professionals, as needed. The HR Director will then deliver all such Communications and Complaints, along with any summary of the matter and the results of any investigation of such matter, to Sterling Bancorp's Chief Financial Officer (the "CFO") for distribution to the Non-management Directors or to the Audit Committee of the Board of Directors of Sterling Bancorp (the "Audit Committee"), as determined by the CFO in accordance with the following paragraph. If the HR Director determines that any such Communication or Complaint involves a conflict of interest with regard to the CFO, the HR Director shall instead deliver all documents related to such Communication or Complaint directly to Sterling Bancorp's President, unless the HR Director determines that such Communication or Complaint involves a conflict of interest with regard to the President, in which case the HR Director shall instead deliver all documents related to such Communication or Complaint directly to Sterling Bancorp's Chief Executive Officer (the "CEO"), unless the HR Director determines that such Communication or Complaint involves a conflict of interest with regard to the CEO, in which case the HR Director shall instead distribute all documents related to such Communication or Complaint directly to the Non-management Directors or to the members of the Audit Committee, as determined in accordance with the following paragraph.

     The CFO, the President, the CEO or the HR Director, as the case may be, shall distribute any and all documents relating to (i) Communications received by him or her to each of the Non-management Directors at or prior to the next executive session of Non-management Directors and (ii) Complaints received by him or her to each of the members of the Audit Committee at or prior to the next meeting of the Audit Committee. If it is unclear to the CFO, the President, the CEO or the HR Director whether a Communication involves a complaint regarding accounting, internal accounting controls or auditing matters or if it involves both such a complaint and other matters, the CFO, the President, the CEO or the HR Director, as the case may be, shall distribute all documents relating to such Communication to the members of the Audit Committee and all other Non-management Directors, with a note to that effect, at or prior to the earlier of the next executive session of Non-management Directors or the next meeting of the Audit Committee.

     The HR Director will maintain a log of each Communication or Complaint received, the date such Communication or Complaint was distributed to the Non-management Directors or the Audit Committee, as the case may be, any summary of the matter and the results of any investigation of such matter.

     The Non-management Directors or the members of the Audit Committee, as the case may be, will determine whether any action or response is necessary or appropriate in respect of a Communication or Complaint. If so, they will take or direct such action, as they deem appropriate. The determinations of Non-management Directors and the Audit Committee in respect of each Communication or Complaint and any further action taken will be recorded in the log maintained by the HR Director.

     All Communications and Complaints received by the HR Director, along with any summary of the matter and the results of any investigation of such matter, will be placed in confidential files, which will be available to the Non-management Directors and the Audit Committee on request and will be retained for seven years.

     Procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters are set forth in a separate document.

                                STERLING BANCORP

                   650 FIFTH AVENUE, NEW YORK, NY 10019-6108

                            [STERLING BANCORP LOGO]

PROXY

                                               THIS PROXY IS SOLICITED ON BEHALF
                                                       OF THE BOARD OF DIRECTORS

                                STERLING BANCORP

            ANNUAL MEETING OF SHAREHOLDERS, THURSDAY, APRIL 15, 2004

     The undersigned appoints Louis J. Cappelli, Allan F. Hershfield and Henry
J. Humphreys, or any one of them, attorneys and proxies with power of substitution, to vote all of the Common Shares and Preferred Shares of Sterling Bancorp standing in the name of the undersigned at the Annual Meeting of Shareholders on Thursday, April 15, 2004, and all adjournments thereof, hereby revoking any proxy heretofore given.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

-------------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                           -- FOLD AND DETACH HERE --


                                                                                                                    Mark Here   [  ]
                                                                                                                    for Address
                                                                                                                    Change or
                                                                                                                    Comments
                                                                                                                    SEE REVERSE SIDE


THE BOARD OF DIRECTORS RECOMMENDS A VOTE            FOR           WITHHOLD      3.  In their discretion the Proxies are authorized
                   FOR                          All Nominees  For All Nominees      to vote to upon such other business as may
1. ELECTION OF DIRECTORS                            [ ]              [ ]            properly come before the meeting.
   01 Robert Abrams, 02 Joseph M. Adamko,
   03 Louis J. Cappelli, 04 Walter Feldesman
   06 Fernando Ferrer, 06 Allan F. Hershfield,
   07 Henry J. Humphreys, 08 John C. Millman,
   09 Eugene T. Rossides.

To withhold authority to vote for any
individual nominee(s) write that nominee's name in the space provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                   FOR
2. Approval of the Amendment to the Company's                                       THIS PROXY WILL BE VOTED AS DIRECTED BY THE
   Certificate of Incorporation to increase the                                     SHAREHOLDER IN THE MANNER DIRECTED HEREIN. IF
   number of authorized Common Shares, $1 par                                       THIS CARD CONTAINS NO SPECIFIC VOTING
   value, from 20,000,000 to 65,000,000; increase   [ ]              [ ]            INSTRUCTIONS, SHARES WILL BE VOTED IN ACCORDANCE
   the number of authorized Preferred Shares from                                   WITH THE RECOMMENDATION OF THE BOARD OF
   644,389 to 2,000,000; decrease the par value                                     DIRECTORS.
   of the Preferred Shares from $5 per share to
   $1 per share; and delete Section Three of
   Article Fifth of the Company's Certificate of
   Incorporation.

Signature                                           Signature                                       Date
          ------------------------------------------          -------------------------------------      ---------------------------
Please mark, date, and sign as your name appears above and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each shareholder named should sign.

                                                      -- FOLD AND DETACH HERE --

                                                Vote by Internet or Telephone or Mail
                                                    24 Hours a Day, 7 Days a Week

                            Internet and telephone voting is available through 11:59 PM Eastern Time the business day prior to annual meeting day.

          Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

-----------------------------------             ------------------------------------          ---------------------
         Internet                                        Telephone                                 Mail
   http://www.eproxy.com/stl                           1-800-435-6710
Use the Internet to vote your                   Use any touch-tone telephone to               Mark, sign and date
proxy. Have your proxy card in        OR        vote your proxy. Have your proxy        OR      your proxy card
hand when you access the web                    card in hand when you call.                           and
site.                                                                                           return it in the
                                                                                              enclosed postage-paid
                                                                                                    envelope.
-----------------------------------             ------------------------------------          ---------------------

                                           If you vote your proxy by internet or by telephone,
                                              you do NOT need to mail back your proxy card.